Exhibit 99

Jefferies Reports Fiscal Fourth Quarter 2015 Financial Results

NEW YORK--(BUSINESS WIRE)--December 15, 2015--Jefferies Group LLC today announced financial results for its fiscal fourth quarter 2015.

Highlights for the three months ended November 30, 2015, with adjusted amounts excluding the operating results and wind down costs of our Bache business:

  Investment Banking Net Revenues of $373 million
  Total Sales and Trading Net Revenues of $132 million
  Total Adjusted Net Revenues of $513 million (excluding Bache)
  Adjusted Net Earnings of $37 million (excluding Bache)
  Net Earnings of $25 million (including Bache)

Highlights for the year ended November 30, 2015, with adjusted amounts excluding the operating results and wind down costs of our Bache business:

  Investment Banking Net Revenues of $1,439 million
  Total Sales and Trading Net Revenues of $1,028 million
  Total Adjusted Net Revenues of $2,395 million (excluding Bache)
  Adjusted Net Earnings of $189 million (excluding Bache)
  Net Earnings of $100 million (including Bache)

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: “Our full year results did not meet our expectations and we have made significant changes and are committed to improving our performance in 2016. On the positive side, our diversification and depth of capability came through in the form of solid full year results in Investment Banking and Equities, despite market challenges. We reported strong Investment Banking Net Revenues for the year of $1.4 billion that included record Net Revenue years in both Equity Capital Markets and Advisory of $408 million and $632 million, respectively, offsetting a market driven slowdown in our leveraged finance and energy investment banking businesses in both of which we have leading market positions. We continued to gain market share in our Equities sales and trading business. Despite the challenges experienced by most of our Fixed Income credit businesses, we saw solid Net Revenues recorded by our U.S. and International rates businesses, as well as our U.S. investment grade corporate credit business.”

"Fixed Income, which has been a solid to excellent business for Jefferies in prior years, did not perform well in 2015. Almost all our Fixed Income credit businesses were impacted by the prolonged anticipation of the lift-off in Federal Reserve rate-setting, the collapse in the global energy markets (where we have long been an active adviser, capital raiser and trader), reduced originations in leveraged finance and meaningfully reduced liquidity. There were a number of periods of extreme volatility, which were followed by periods of low trading volume."

“As discussed during our Leucadia Investor Day in October, we conducted a detailed review and analysis of all our businesses and support areas during 2015, and, as promised, have now implemented reductions in our commitments of risk, balance sheet and capital that are consistent with the market environment and opportunity we currently envision. In addition, we have been aligning our overall resource commitments to achieve further operating efficiencies and to better match our expectations for 2016. At the same time, we recruited new leadership in certain areas of our Fixed Income and Equities businesses to strengthen both our client offering and our results, and continue to selectively add accomplished senior professionals to our Investment Banking effort. In Fixed Income particularly, we expect these efforts to return our business to more normal profitability in 2016. We have methodically implemented a range of changes which we believe will result in less volatility and risk, greater efficiency and better returns, all with no meaningful impact to our clients or our ability to generate revenues.”

“Our balance sheet at November 30, 2015 was $38.5 billion, down $4.2 billion from three months prior and $6.0 billion from the end of fiscal 2014. Leverage (excluding the impact of the Leucadia transaction, which added significant goodwill and a corresponding increase in equity from the transaction's consideration) was less than nine times, its lowest level in about seven years. In addition to the absolute reduction in our balance sheet, our long securities inventory was $16.5 billion at November 30, 2015, down $2.4 billion from August 31, 2015, and down $2.1 billion from November 30, 2014. These reductions were substantially effected during our fourth quarter and, while the impact was to reduce our quarterly Fixed Income Net Revenues and profitability due to the challenge of liquidating positions in a volatile and less liquid environment, we believe this will best position Jefferies to succeed in 2016 and beyond. In this connection, we note that our net distressed trading energy exposure was $39 million at year-end. At the same time, the assets associated with our Prime Securities business, comprised primarily of securities held on behalf of clients, increased to $3.9 billion from $3.3 billion at the end of the prior quarter and $3.2 billion at the end of 2014. Separately, Jefferies Finance, our 50%-owned corporate lending joint venture with MassMutual, completed the syndication of a number of its committed financings during the quarter and, at year-end, our outstanding commitments were about 29% lower than the average of commitments outstanding at quarter-ends over the last two years and 33% lower when compared to the end of 2014. We remain actively involved serving our sponsor and corporate clients with leveraged finance solutions."

"Our unsecured long-term debt has been reduced by $700 million to $5.6 billion at year-end 2015 from $6.3 billion one year ago. We plan to repay our $350 million March debt maturity from cash on hand. The reductions in our balance sheet are reflected in proportionate reductions in our risk and capital commitments, and should collectively dampen our volatility and downside in 2016, although one can never fully anticipate market conditions. As we reduced our balance sheet, our Level 3 assets remained at about 3% of our inventory, our liquidity buffer remained at $5.1 billion, despite the repayment of a $500 million debt maturity during the quarter, and our liquidity ratio increased to 13.2%. Average VaR for the quarter of $10 million was lower by 40% compared to $14 million for the third quarter.”

“These significant changes to our Fixed Income business follow our decision to exit our Bache futures and commodities business, which removes a significant drag on Jefferies profitability. In 2015 we incurred pre-tax losses of $135 million and a net operating loss, including wind down costs, of $90 million with respect to Bache. All client accounts have now been transferred to Société Générale or other service providers. Total final costs in 2016 should be less than $5 million in aggregate.”

“Our management team has navigated challenging periods at Jefferies before as 1990, 1994, 1998, 2001-02, 2008-09, 2011 and now 2015 each delivered unique dislocation. Each of these periods was also followed by similarly unique growth opportunities and a yet better competitive position for our firm. After all of the challenges and with the hard work and commitment of all our team, we believe we are now well positioned in our Investment Banking, Equities, and Fixed Income businesses. In addition, our tangible equity, total capital and liquidity profile are stronger than at the end of any of those prior periods of stress. During this year of challenges, we remained profitable every quarter, and were able to analyze, change and adapt our operating businesses, while we continued to serve our clients. In 2016, we will continue to focus on our clients, be relentless in finding areas where we can continue to improve our operating results, hire new quality partners, prudently manage our risk, and never stop appreciating our employee-partners whose hard work and dedication are the backbone and most important assets of Jefferies.”

The attached financial tables should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended August 31, 2015 and our Annual Report on Form 10-K for the year ended November 30, 2014. Amounts pertaining to November 30, 2015 represent a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2015. Adjusted financial measures referenced above are non-GAAP financial measures, which management believes provide meaningful information to enable investors to evaluate the Company's results in the context of exiting the Bache business. Refer to the Supplemental Schedules on pages 6-8 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our expectations for our Fixed Income business and overall positioning and performance for fiscal year 2016. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	November 30, 2015	August 31, 2015	November 30, 2014

Revenues:
Commissions	$146,288	$172,284	$180,275
Principal transactions	(38,525)	(50,297)	(33,841)
Investment banking	372,930	389,820	316,012
Asset management fees and investment income from managed funds	8,020	4,182	1,728
Interest income	221,962	230,805	237,911
Other revenues	(8,736)	34,329	20,919
Total revenues	701,939	781,123	723,004
Interest expense	188,843	202,195	198,195
Net revenues	513,096	578,928	524,809

Non-interest expenses:
Compensation and benefits	284,647	336,499	308,487

Non-compensation expenses:
Floor brokerage and clearing fees	40,932	45,307	55,829
Technology and communications	78,918	89,378	66,363
Occupancy and equipment rental	26,567	25,967	26,115
Business development	27,098	30,527	27,791
Professional services	27,613	24,684	28,206
Bad debt provision	(5,483)	5,158	50,772
Goodwill impairment	—	—	54,000
Other	15,693	14,315	21,266
Total non-compensation expenses	211,338	235,336	330,342
Total non-interest expenses	495,985	571,835	638,829
Earnings (loss) before income taxes	17,111	7,093	(114,020)
Income tax expense (benefit)	(7,546)	4,609	(13,901)
Net earnings (loss)	24,657	2,484	(100,119)
Net earnings (loss) attributable to noncontrolling interests	148	427	(360)
Net earnings (loss) attributable to Jefferies Group LLC	$24,509	$2,057	$(99,759)

Pretax operating margin	3.3%	1.2%	(21.7)%
Effective tax rate	(44.1)%	65.0%	12.2%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Year Ended
	November 30, 2015	November 30, 2014

Revenues:
Commissions	$659,002	$668,801
Principal transactions	172,617	532,292
Investment banking	1,439,007	1,529,274
Asset management fees and investment income from managed funds	8,015	17,047
Interest income	922,189	1,019,970
Other revenues	74,074	78,881
Total revenues	3,274,904	3,846,265
Interest expense	799,654	856,127
Net revenues	2,475,250	2,990,138

Non-interest expenses:
Compensation and benefits	1,467,131	1,698,530

Non-compensation expenses:
Floor brokerage and clearing fees	200,032	215,329
Technology and communications	313,044	268,212
Occupancy and equipment rental	101,138	107,767
Business development	105,963	106,984
Professional services	103,972	109,601
Bad debt provision	(396)	55,355
Goodwill impairment	—	54,000
Other	62,566	71,339
Total non-compensation expenses	886,319	988,587
Total non-interest expenses	2,353,450	2,687,117
Earnings before income taxes	121,800	303,021
Income tax expense	21,924	142,061
Net earnings	99,876	160,960
Net earnings attributable to noncontrolling interests	1,795	3,400
Net earnings attributable to Jefferies Group LLC	$98,081	$157,560

Pretax operating margin	4.9%	10.1%
Effective tax rate	18.0%	46.9%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Quarter Ended November 30, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$513,096	$(363)	(1)	$513,459

Non-interest expenses:
Compensation and benefits	284,647	7,111	(2)	277,536
Non-compensation expenses	211,338	12,327	(3)	199,011
Total non-interest expenses	495,985	19,438	(4)	476,547

Operating income (loss)	$17,111	$(19,801)		$36,912
Net earnings (loss)	$24,657	$(12,165)		$36,822

Compensation ratio (a)	55.5%			54.1%

	Quarter Ended August 31, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$578,928	$(4,289)	(1)	$583,217

Non-interest expenses:
Compensation and benefits	336,499	22,117	(2)	314,382
Non-compensation expenses	235,336	37,708	(3)	197,628
Total non-interest expenses	571,835	59,825		512,010

Operating income (loss)	$7,093	$(64,114)		$71,207
Net earnings (loss)	$2,484	$(44,318)		$46,802

Compensation ratio (a)	58.1%			53.9%

	Quarter Ended November 30, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$524,809	$54,907	(1)	$469,902

Non-interest expenses:
Compensation and benefits	308,487	21,794	(2)	286,693
Non-compensation expenses	330,342	145,075	(3)	185,267
Total non-interest expenses	638,829	166,869		471,960

Operating income (loss)	$(114,020)	$(111,962)		$(2,058)
Net earnings (loss)	$(100,119)	$(82,338)		$(17,781)

Compensation ratio (a)	58.8%			61.0%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of exiting the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Year Ended November 30, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$2,475,250	$80,199	(1)	$2,395,051

Non-interest expenses:
Compensation and benefits	1,467,131	87,681	(2)	1,379,450
Non-compensation expenses	886,319	127,168	(3)	759,151
Total non-interest expenses	2,353,450	214,849	(4)	2,138,601

Operating income (loss)	$121,800	$(134,650)		$256,450

Net earnings (loss)	$99,876	$(89,602)		$189,478

Compensation ratio (a)	59.3%			57.6%

	Year Ended November 30, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$2,990,138	$202,797	(1)	$2,787,341

Non-interest expenses:
Compensation and benefits	1,698,530	98,618	(2)	1,599,912
Non-compensation expenses	988,587	249,586	(3)	739,001
Total non-interest expenses	2,687,117	348,204		2,338,913

Operating income (loss)	$303,021	$(145,407)		$448,428

Net earnings (loss)	$160,960	$(99,468)		$260,428

Compensation ratio (a)	56.8%			57.4%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of exiting the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
FOOTNOTES

(1) Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented period have been classified as a reduction of revenue in the presentation of Adjusted financial measures.

(2) Compensation expense and benefits recognized during the presented period for employees whose sole responsibilities pertain to the activities of the Bache business, including front office personnel and dedicated support personnel, have been classified as a reduction of Compensation and benefits expense in the presentation of Adjusted financial measures.

(3) Expenses directly related to the operations of the Bache business for the presented periods have been excluded from Adjusted non-compensation expenses. These expenses include Floor brokerage and clearing fees, amortization of capitalized software used directly by the Bache business in conducting its business activities, technology and occupancy expenses directly related to conducting Bache business operations and business development and professional services expenses incurred by the Bache business as part of its client sales and trading activities, including estimates of certain support costs dedicated to the Bache business.

(4) Total non-interest expenses for the quarter and year ended November 30, 2015 include costs of $11.2 million and $73.1 million, respectively, on a pre-tax basis, related to our exit of the Bache business. The after-tax effect of these costs is $8.1 million and $52.6 million for the quarter and year ended November 30, 2015, respectively. These costs consist primarily of severance, retention and benefit payments for employees, incremental amortization of outstanding restricted stock and cash awards, contract termination costs and incremental amortization expense of capitalized software expected to no longer be used subsequent to the wind-down of the business.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	November 30, 2015	August 31, 2015	November 30, 2014
Revenues by Source
Equities	$123,702	$203,077	$158,452
Fixed income	8,444	(18,151)	48,617
Total sales and trading	132,146	184,926	207,069

Equity	93,547	127,051	67,910
Debt	68,705	113,928	131,901
Capital markets	162,252	240,979	199,811
Advisory	210,678	148,841	116,201
Total investment banking	372,930	389,820	316,012

Asset management fees and investment income (loss) from managed funds:
Asset management fees	5,864	7,067	4,930
Investment (loss) income from managed funds	2,156	(2,885)	(3,202)
Total	8,020	4,182	1,728
Net revenues	$513,096	$578,928	$524,809

Other Data
Number of trading days	63	65	63
Number of trading loss days	22	21	17
Number of trading loss days excluding KCG	23	18	16

Average firmwide VaR (in millions) (A)	$9.72	$13.77	$12.75
Average firmwide VaR excluding KCG (in millions) (A)	$8.46	$12.16	$8.77

(A) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Year Ended
	November 30, 2015	November 30, 2014
Revenues by Source
Equities	$758,456	$696,221
Fixed income	269,772	747,596
Total sales and trading	1,028,228	1,443,817

Equity	408,474	339,683
Debt	398,179	627,536
Capital markets	806,653	967,219
Advisory	632,354	562,055
Total investment banking	1,439,007	1,529,274

Asset management fees and investment income (loss) from managed funds:
Asset management fees	31,819	26,682
Investment (loss) income from managed funds	(23,804)	(9,635)
Total	8,015	17,047
Net revenues	$2,475,250	$2,990,138

Other Data
Number of trading days	252	251
Number of trading loss days	64	44
Number of trading loss days excluding KCG	55	26

Average firmwide VaR (in millions) (A)	$12.40	$14.35
Average firmwide VaR excluding KCG (in millions) (A)	$9.97	$9.54

(A) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	November 30, 2015	August 31, 2015	November 30, 2014

Financial position:
Total assets (1)	$38,537	$42,785	$44,518
Average total assets for the period (1)	$48,720	$48,327	$51,030
Average total assets less goodwill and intangible assets for the period (1)	$46,831	$46,432	$49,077

Cash and cash equivalents (1)	$3,510	$3,442	$4,080
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,081	$5,151	$5,500
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	13.2%	12.0%	12.4%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	13.9%	12.6%	12.9%

Financial instruments owned (1)	$16,540	$18,892	$18,637
Goodwill and intangible assets (1)	$1,891	$1,891	$1,904

Total equity (including noncontrolling interests)	$5,513	$5,514	$5,463
Total member's equity	$5,486	$5,481	$5,425
Tangible member's equity (3)	$3,595	$3,590	$3,520

Bache assets (4)	$45	$263	$4,202

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5) (6)	$501	$474	$485
Level 3 financial instruments owned - % total assets (1) (6)	1.3%	1.1%	1.1%
Total Level 3 financial instruments owned - % total financial instruments (1) (6)	3.0%	2.5%	2.6%
Level 3 financial instruments owned - % tangible member's equity (1) (6)	13.9%	13.2%	13.8%

Other data and financial ratios:
Total capital (1) (7)	$10,802	$10,850	$11,269
Leverage ratio (1) (8)	7.0	7.8	8.1
Adjusted leverage ratio (1) (9)	8.8	10.3	10.4
Tangible gross leverage ratio (1) (10)	10.2	11.4	12.1
Leverage ratio - excluding impacts of the Leucadia transaction (1) (11)	8.8	9.8	10.3

Number of trading days	63	65	63
Number of trading loss days	22	21	17
Number of trading loss days excluding KCG	23	18	16
Average firmwide VaR (12)	$9.72	$13.77	$12.75
Average firmwide VaR excluding KCG (12)	$8.46	$12.16	$8.77

Number of employees, at period end	3,557	3,665	3,915

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1) Amounts pertaining to November 30, 2015 represent a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2015.

(2) At November 30, 2015, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,266 million, in aggregate, and $305 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts. At November 30, 2014 amounts also included additional funds that were available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity at August 31, 2015 were $1,263 million and $446 million, respectively, and at November 30, 2014, were $1,057 million and $364 million, respectively.

(3) Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible member's' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4) Bache assets (a non-GAAP financial measure) includes Cash and cash equivalents, Cash and securities segregated, Financial instruments owned, Securities purchased under agreements to resell and Receivables attributable to our Bache business.

(5) Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6) In May 2015, the Financial Accounting Standards Board issued Accounting Standards Update No. 2015-07, “Fair Value Measurement (Topic 820) - Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).” The guidance removes the requirement to include investments in the fair value hierarchy for which the fair value is measured at net asset value using the practical expedient under “Fair Value Measurements and Disclosures (Topic 820).” The guidance also removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value practical expedient. Rather, those disclosures are limited to investments for which we have elected to measure the fair value using that practical expedient. The guidance is effective retrospectively and we have early adopted this guidance during the second quarter of fiscal 2015.

(7) At November 30, 2015, August 31, 2015 and November 30, 2014, total capital includes our long-term debt of $5,289 million, $5,337 million and $5,806 million, respectively, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(8) Leverage ratio equals total assets divided by total equity.

(9) Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At November 30, 2015, August 31, 2015 and November 30, 2014, adjusted assets were $31,639 million, $37,241 million and $36,906 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(10) Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(11) Leverage ratio - excluding impacts of the Leucadia transaction (a non-GAAP financial measure) is calculated as follows:

	November 30,	August 31	November 30,
$ millions	2015	2015	2014
Total assets	$38,537	$42,785	$44,518
Goodwill and acquisition accounting fair value adjustments on the transaction with Leucadia	(1,957)	(1,957)	(1,957)
Net amortization to date on asset related purchase accounting adjustments	124	120	108
Total assets excluding transaction impacts	$36,704	$40,948	$42,669

Total equity	$5,513	$5,514	$5,463
Equity arising from transaction consideration	(1,426)	(1,426)	(1,426)
Preferred stock assumed by Leucadia	125	125	125
Net amortization to date of purchase accounting adjustments, net of tax	(52)	(41)	(9)
Total equity excluding transaction impacts	$4,160	$4,172	$4,153

Leverage ratio - excluding impacts of the Leucadia transaction	8.8	9.8	10.3

(12) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer